        Exhibit 10.43
Execution Version

SECOND AMENDMENT TO LEASE DOCUMENTS

This Second Amendment to Lease Documents (this “Second Amendment”) is entered into as of March 11, 2022 (the “Second Amendment Effective Date”), by and among TRINITY FUNDING 1, LLC, a Delaware limited liability company (as successor in interest to TRINITY CAPITAL FUND III, L.P., a Delaware limited partnership) (“Lessor”), and ZOSANO PHARMA CORPORATION, a Delaware corporation (“Lessee”).

RECITALS

Lessee and Lessor are parties to a Master Lease Agreement dated as of September 25, 2018 (the “Lease”), a Security Agreement dated as of September 25, 2018 (the “Security Agreement”), Equipment Schedule No. 1-1 dated as of September 25, 2018 (“Schedule 1”), Equipment Schedule No. 1-2 dated as of December 11, 2018 (“Schedule 2”), Equipment Schedule No. 1-3 dated as of June 6, 2019 (“Schedule 3”), Equipment Schedule No. 1-4 dated as of September 13, 2019 (“Schedule 4”), Equipment Schedule No. 1-5 dated as of November 27, 2019 (“Schedule 5”; Schedule 1, Schedule 2, Schedule 3, Schedule 4 and Schedule 5 are sometimes individually referred to as a “Schedule” and, collectively, the “Schedules”), and a First Amendment to Lease Documents dated as of May 27, 2020 (the “First Amendment”). The Lease, Security Agreement, Schedules, and First Amendment are sometimes referred to, collectively, as the “Lease Documents”. The parties desire to amend the Lease Documents in accordance with the terms of this Second Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.Definitions; Interpretation. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Lease Documents.

2.Amendments to Lease Documents. Subject to Section 4 of this Second Amendment, the Lease Documents are amended as follows:

(a)The following definition is added in its proper alphabetical order: “Second Amendment Effective Date” means March 11, 2022.
(b)The definition of “Material Adverse Effect” set forth in Section 3(c) of the Lease is replaced with the following: ““Material Adverse Effect” shall mean, in each case, after the Effective Date, (i) a materially adverse effect on the business, prospect of repayment, financial condition, operations, performance or properties of Lessee, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents; provided, however, for the avoidance of doubt, Lessee’s failure to maintain listing of its securities on the Nasdaq Capital Market shall not constitute a Material Adverse Effect.”.

(c)Section 7(a)(1) of the Lease is amended to read as follows: “ (1) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, and in a careful and proper manner;” Section 7 of the Lease is further amended to include the following sentence at the end of the existing text: “Notwithstanding anything to the contrary herein, (i) Lessee is permitted to discontinue use of the Equipment at any time on or after the Second Amendment Effective Date, and (ii) subject to the requirements of Section 4(b) and Section 7(a)(3) hereof, Lessee may disassemble and relocate Equipment in its sole discretion.”.

(d)Section 15(g) of the Lease is amended to read as follows: “(g) a default by Lessee under any material loan, lease, guaranty or other material financial obligation to any third party that would result in the right to accelerate such obligations in an amount greater than
$250,000, which default has been declared, and the party has commenced exercising further rights or remedies under the respective agreement that materially impair the rights of the Lessor with respect to the Collateral or under the Lease Documents;”.

(e)The Rent and Purchase Price payments provided for under Section 3(b) and Section 9 of each Schedule are amended to be equal solely to the Rent payment schedule set forth in attached Exhibit A.

(f)Section 9 of each Schedule is amended to read as follows: “9. END OF TERM.
Following Lessee’s payment in full of all remaining Rent due pursuant to the Lease Documents (which, for the avoidance of doubt, Lessee may elect to pay at any time and without additional premium, penalty, or payment), Lessor shall deliver to Lessee, without additional consideration other than payment of the remaining Rent due pursuant to the Lease Documents, a bill of sale transferring and assigning to Lessee, AS IS, WHERE IS, without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor’s acts, all of Lessor’s right, title and interest in and to the Equipment. Upon payment in full of all remaining Rent due pursuant to the Lease Documents, Lessor shall release all liens and security interests in all Collateral, and, upon Lessee’s request, shall execute and deliver to Lessee all instruments and other documents as may be necessary or proper to effectuate the foregoing. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. Notwithstanding anything to the contrary in the Lease Documents, Lessee may terminate the Lease early at its election following payment in full of all remaining Rent due.”

(g)Section 10 of each Schedule is amended to include the following: “(c) Lessee shall maintain cash and cash equivalents in deposit accounts subject to an account control agreement in favor of Lessor in an amount equal to at least three (3) times the remaining aggregate amount of Rent at such time as set forth on Exhibit A to the Second Amendment to Lease Documents.”

3.Representations. Lessee represents and warrants to Lessor that each of the representations and warranties contained in the Lease Documents is true and correct in all material respects on and as of the date hereof as though made at and as of such date.

4.Conditions. As a condition to the effectiveness of this Second Amendment, Lessor shall have received, in form and substance satisfactory to Lessor, the following:

(a)this Second Amendment; and

(b)payment in the amount of $2,000,000.

5.Miscellaneous.

(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Lease or any of the other Lease Documents or constitute a course of conduct or dealing among the parties. The Lease Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms.

(b)Integration. This Second Amendment constitutes a Lease Document and, together with the other Lease Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(c)Conflict. In the event of any conflict or inconsistency between this Second Amendment and the terms of the other Lease Documents, the terms of this Second Amendment shall control.

(d)Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart. Receipt by facsimile or other electronic transmission of any executed signature page to this Second Amendment shall constitute effective delivery of such signature page.

[Signature Page Follows]

IN WI1NESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above.

LESSOR:

TRINITY FUNDING 1, LLC,
a Delaware limited liability company

By: TRINITY CAPITAL INC.,
a Maryland corporation
Its: Managing Member

Name: Sarah Stanton /s/ Sarah Stanton
Title General Counsel

LESSEE:

ZOSANO PHARMA CORPORATION,
a Delaware corporation

By: /s/ Steven Lo
Name: Steven Lo
Title: Chief Executive Officer

[Signature Page to Second Amendment to Lease Documents]

Exhibit A

Payment Date	Rent Due
April 1, 2022	$215,441.11
May 1, 2022	$215,441.11
June 1, 2022	$215,441.11
July 1, 2022	$215,441.11
August 1, 2022	$215,441.11
September 1, 2022	$215,441.11
October 1, 2022	$215,441.11
November 1, 2022	$215,441.11
December 1, 2022	$215,441.11